Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating Revenues:
Electric	$1,668	$1,489	$4,108	$3,846
Natural gas	143	139	741	620
Total operating revenues	1,811	1,628	4,849	4,466
Operating Expenses:
Fuel	184	141	422	400
Purchased power	159	140	479	383
Natural gas purchased for resale	45	34	275	183
Other operations and maintenance	457	418	1,289	1,240
Depreciation and amortization	290	273	856	799
Taxes other than income taxes	142	128	392	372
Total operating expenses	1,277	1,134	3,713	3,377
Operating Income	534	494	1,136	1,089
Other Income, Net	56	48	151	117
Interest Charges	94	110	290	311
Income Before Income Taxes	496	432	997	895
Income Taxes	70	63	128	134
Net Income	426	369	869	761
Less: Net Income Attributable to Noncontrolling Interests	1	2	4	5
Net Income Attributable to Ameren Common Shareholders	$425	$367	$865	$756

Earnings per Common Share – Basic	$1.66	$1.48	$3.38	$3.06

Earnings per Common Share – Diluted	$1.65	$1.47	$3.36	$3.04

Weighted-average Common Shares Outstanding – Basic	257.3	247.1	255.9	246.8
Weighted-average Common Shares Outstanding – Diluted	258.6	249.2	257.2	248.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$7	$139
Accounts receivable - trade (less allowance for doubtful accounts)	515	415
Unbilled revenue	332	269
Miscellaneous accounts receivable	111	65
Inventories	595	521
Current regulatory assets	359	109
Other current assets	285	135
Total current assets	2,204	1,653
Property, Plant, and Equipment, Net	28,559	26,807
Investments and Other Assets:
Nuclear decommissioning trust fund	1,076	982
Goodwill	411	411
Regulatory assets	1,235	1,100
Other assets	1,180	1,077
Total investments and other assets	3,902	3,570
TOTAL ASSETS	$34,665	$32,030
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$57	$8
Short-term debt	553	490
Accounts and wages payable	811	958
Taxes accrued	231	82
Interest accrued	103	114
Current regulatory liabilities	138	121
Other current liabilities	464	407
Total current liabilities	2,357	2,180
Long-term Debt, Net	12,444	11,078
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,465	3,211
Regulatory liabilities	5,425	5,282
Asset retirement obligations	705	696
Pension and other postretirement benefits	39	37
Other deferred credits and liabilities	416	466
Total deferred credits and other liabilities	10,050	9,692
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,483	6,179
Retained earnings	3,199	2,757
Accumulated other comprehensive loss	—	(1)
Total shareholders’ equity	9,685	8,938
Noncontrolling Interests	129	142
Total equity	9,814	9,080
TOTAL LIABILITIES AND EQUITY	$34,665	$32,030

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2021	2020
Cash Flows From Operating Activities:
Net income	$869	$761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	903	802
Amortization of nuclear fuel	37	68
Amortization of debt issuance costs and premium/discounts	17	16
Deferred income taxes and investment tax credits, net	139	125
Allowance for equity funds used during construction	(30)	(25)
Stock-based compensation costs	17	16
Other	11	14
Changes in assets and liabilities	(771)	(448)
Net cash provided by operating activities	1,192	1,329
Cash Flows From Investing Activities:
Capital expenditures	(2,098)	(1,884)
Wind generation expenditures	(515)	—
Nuclear fuel expenditures	(19)	(61)
Purchases of securities – nuclear decommissioning trust fund	(411)	(169)
Sales and maturities of securities – nuclear decommissioning trust fund	404	135
Other	(7)	(2)
Net cash used in investing activities	(2,646)	(1,981)
Cash Flows From Financing Activities:
Dividends on common stock	(423)	(367)
Dividends paid to noncontrolling interest holders	(4)	(5)
Short-term debt, net	63	(168)
Maturities of long-term debt	—	(85)
Issuances of long-term debt	1,423	1,263
Issuances of common stock	297	37
Redemptions of Ameren Illinois preferred stock	(13)	—
Employee payroll taxes related to stock-based compensation	(17)	(20)
Debt issuance costs	(15)	(11)
Other	(13)	—
Net cash provided by financing activities	1,298	644
Net change in cash, cash equivalents, and restricted cash	(156)	(8)
Cash, cash equivalents, and restricted cash at beginning of year	301	176
Cash, cash equivalents, and restricted cash at end of period	$145	$168